UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2020, Fusion Pharmaceuticals Inc. (the “Company”) and AstraZeneca UK Limited (“AstraZeneca”) entered into a strategic collaboration agreement (the “AstraZeneca Agreement”) pursuant to which the Company and AstraZeneca will jointly discover, develop and commercialize next-generation alpha-emitting radiopharmaceuticals and combination therapies for the treatment of cancer globally by leveraging the Company’s Targeted Alpha Therapies, or TATs, platform and expertise in radiopharmaceuticals with AstraZeneca’s leading portfolio of antibodies and cancer therapeutics, including DNA Damage Response Inhibitors, or DDRis. Each party retains full ownership over its existing assets.

For the novel TATs, the parties will utilize the Company’s Fast-Clear linker technology to bind the alpha-emitting isotope Actinium-225 to certain antibodies in AstraZeneca’s oncology portfolio. Under the AstraZeneca Agreement, the parties may develop up to three (3) novel TATs. The Company will take the operational lead on preclinical development and clinical studies aimed at establishing safety for the novel TATs, referred to as the Stage 1 Development, while AstraZeneca will be responsible for subsequent clinical development, referred to as the Stage 2 Development. The Company and AstraZeneca will share development costs equally (with each party responsible for the cost of its own supply in connection with such development). Either party has the right to opt out of the co-development and co-commercialization arrangement at pre-determined timepoints and obtain exclusive rights to a novel TAT in exchange for milestone payments to the other party of up to $145.0 million per novel TAT and a low or high single-digit royalties on future sales (depending on the opt out time point). If neither party opts out, and unless otherwise agreed by the parties, AstraZeneca will lead worldwide commercialization activities for the novel TATs, subject to the Company’s option to co-promote the TATs in the U.S. as further described in the AstraZeneca Agreement. All profits and losses resulting from such commercialization activities will be shared equally.

For the combination therapies, the parties will evaluate up to five (5) potential combination strategies involving the Company’s existing assets, including the Company’s lead candidate FPI-1434, in combination with certain of AstraZeneca’s existing therapeutics for the treatment of various cancers. AstraZeneca will fully fund all research and development activities for the combination strategies, until such point as the Company may opt-in to the clinical development activities. The Company has the right to opt-out of clinical development activities relating to these combination therapies. In such instance, the Company will be responsible for repaying its share of the development costs via a royalty on the additional combination sales only if its drug is approved on the basis of clinical development solely conducted by AstraZeneca, in which case the royalty payments shall also include a variable risk premium based on the number of the Company’s product candidates to have received regulatory approval at that time. Each party will have the sole right, on a country-by-country basis, to commercialize its respective contributed compound as a component of any combination therapy for which such party’s contributed compound may be commercialized under a separate marketing authorization from the other party’s contributed compound to such combination therapy. The parties will negotiate in good faith on a combination therapy-by-combination therapy basis the terms and conditions to co-commercialize any combination therapy that is to be commercialized under a single marketing authorization. During the period of time commencing with the inclusion of an available molecular target in the selection pool for development as a combination therapy and ending upon the end of the nomination period (as more fully described in the AstraZeneca Agreement) or earlier removal of such combination target from such pool, the Company will not undertake any preclinical or clinical studies combining the Company’s TAT Platform with any compound modulating the activity of such combination target. Following selection of a target under the AstraZeneca Agreement and payment of an exclusivity fee by AstraZeneca, and provided that AstraZeneca enrolls its first patient in a clinical trial as further defined in the AstraZeneca Agreement within a pre-defined period of time of such selection, the Company will not undertake any preclinical or clinical studies combining the Company’s TAT Platform with compounds modulating the same combination target for the duration of the evaluation period for such combination target, as further defined in the AstraZeneca Agreement. Within a certain time period following initiation of the evaluation period with respect to a combination target, AstraZeneca has the exclusive right to undertake, alone or in collaboration with the Company, all further clinical or preclinical combination studies with respect to a combination target by paying certain exclusivity fees.

The Company received an upfront payment of $5.0 million from AstraZeneca. In addition, the Company is eligible to receive future payments of up to $40.0 million, including clinical milestones.

The AstraZeneca Agreement expires on a TAT-by-TAT and combination-by-combination basis upon the later of the expiration of development and exclusivity obligations relating to such TAT or combination or, if such TAT or combination is commercialized as a product under the AstraZeneca Agreement, the expiration of the commercial life of such product. The Company and AstraZeneca can each terminate the AstraZeneca Agreement for the other party’s uncured material breach following the applicable notice period. Each of the Company and AstraZeneca may also terminate the AstraZeneca Agreement with respect to any TAT or combination product if such party determines that the continued development of such TAT or combination product is not commercially viable, or for a material safety issue with respect to such TAT or combination product.

The description of the AstraZeneca Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the AstraZeneca Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2020, the Company made available an investor presentation (the “Investor Presentation”), which the Company expects to use in connection with the announcement of the AstraZeneca Agreement.

A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The Investor Presentation is current as of November 2, 2020, and the Company disclaims any obligation to update the Investor Presentation after such date.

The information set forth in this Item 7.01 and the Investor Presentation is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 †	Strategic Collaboration Agreement by and between Fusion Pharmaceuticals Inc. and AstraZeneca UK Limited, dated October 30, 2020

99.1	Press Release, dated November 2, 2020

99.2	Investor Presentation of Fusion Pharmaceuticals Inc. dated November 2, 2020

†	Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: November 2, 2020	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer